SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                     The Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported):  January 7, 1999

                         CADAPULT GRAPHIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                       0-21853                    87-0475073
(State or other jurisdiction      (Commission                (IRS Employer
of incorporation)                 File Number)              Identification No.)

                110 Commerce Drive, Allendale, New Jersey 07401
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 236-1100

                                Not applicable
         (Former name or former address, if changed since last report.)


Item 2.  Acquisition or Disposition of Assets.

     (a) On January 7, 1999, the registrant completed the closing of the acquisition of certain assets of Tartan Technical, Inc., a Massachusetts corporation ("Tartan"), pursuant to an Asset Purchase Agreement dated December 17, 1998 (the "Purchase Agreement"). The registrant acquired certain assets of Tartan, including, but not limited to, accounts receivable, less allowances; inventory at lower of cost or fair market value; certain property and equipment; corporate name; its customer lists and related files; sales, service and vendor contracts and security deposits; telephone numbers; databases; rights to www.tartantechnical.com URL; and, trade show deposits, health insurance premiums and other prepaid commitments. The consideration given by the registrant pursuant to the Purchase Agreement was the issuance of 185,700 shares of unregistered and restricted common stock of registrant and the assumption of the following liabilities of Tartan: certain trade payables as of the date of the closing; certain customer deposits payable as of the date of the closing; and, certain bank debt. The consideration given is subject to post-closing adjustments, dependent on the difference of the dollar value of the liabilities assumed in relation to assets acquired, as set forth in the Purchase Agreement, a copy of which is attached as an exhibit to this Form 8-K. The consideration given was negotiated at "arms-length" between the directors and executive officers of the registrant and the directors, executive officers and shareholders of Tartan. The board of directors of registrant determined in good faith that the consideration given pursuant to the Purchase Agreement was reasonable under the circumstances.

     No director, executive officer or person who may be deemed to be an affiliate of the registrant had any direct or indirect interest in Tartan prior to the closing on the Purchase Agreement.

     (b) The registrant acquired certain assets of Tartan constituting equipment and other physical property. Tartan is engaged in the sale and servicing of computer graphics and of imaging equipment and supplies. The registrant also engages in activities similar to those of Tartan, and the registrant intends to continue the use the assets acquired pursuant to the Purchase Agreement in such activities.

Item 5.  Other Events

     The registrant has entered into employment relationships with certain key personnel of Tartan, including Thomas H. McLeod and Kathleen C. McLeod, who were officers and the sole shareholders of Tartan. The registrant has entered into employment agreements with Thomas H. McLeod, Kathleen C. McLeod, and Susan M. Gardner to serve as Business Development Manager, Account Manager, and Administrative Assistant, respectively, each for a term of two years.

     The registrant intends to use the following federal tax identification number for its business operations: 87-0475073.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)     Financial Statements of Businesses Acquired.

     The financial statements for the acquired business are not available at this time. The required financial statements will be filed as soon as practicable by amendment to this Form 8-K not later than 60 days after the date that this initial report on Form 8-K must be filed.

     (b)     Pro Forma Financial Information.

     The pro forma financial information for the acquired business is not available at this time. The required pro forma financial statements will be filed as soon as practicable by amendment to this Form 8-K not later than 60 days after the date that this initial report on Form 8-K must be filed.

     (c)     The following exhibits are filed with this report on Form 8-K:

Exhibit Number    Description of Exhibit

2.1               Asset Purchase Agreement

                  List of Schedules to Asset Purchase Agreement referenced to in the Asset Purchase Agreement:

                  Exhibit A         Property and Equipment
                  Exhibit B         Bank Debt
                  Exhibit C         Gross Profit Definition
                  Exhibit D         Incentive Gross Profit Schedule
                  Exhibit E         Allocation of Purchase Price
                  Exhibit F         Form of Employment Agreement
                  Exhibit G         Lease
                  Exhibit H         Promissory Note
                  Exhibit I         Restrictive Covenant
                  Exhibit J         Adjustments

     The registrant will furnish supplementally a copy of any omitted or summarized schedule of the Asset Purchase Agreement to the Commission upon request. Exhibits A and G have been omitted. Exhibits B, E and I, although referenced in the Asset Purchase Agreement, were not made incorporated as schedules into the definitive Asset Purchase Agreement. Exhibit B relates to two loans of Tartan totaling $648,953.43 that were assumed and paid in full by the registrant.Exhibit I became moot upon the execution of employment agreements by key personnel of Tartan, which are incorporated in Exhibit F and are described in Item 5 of this report on Form 8-K. Copies of employment agreements have been incorporated herein as Exhibit F in lieu of the form of employment agreement. Exhibit J has been summarized.


2.2               Escrow Agreement

2.3               Indemnification Agreement



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CADAPULT GRAPHIC SYSTEMS, INC.

Date:  January 15, 1999                   /s/ Michael W. Levin
                                          ------------------------------
                                          Michael W. Levin, President